                                                                    EXHIBIT 23.1


                    Consent of Independent Public Accountants

As independent public accountants, we hereby consent to the incorporation by reference into this Registration Statement of StaffMark, Inc. on Form S-8 (to be filed on or around October 1, 1999) of our report dated January 29, 1999, appearing on page 22 of the StaffMark, Inc. Annual Report on Form 10-K for the year ended December 31, 1998, and to all references to our Firm included in this Registration Statement.


                               ARTHUR ANDERSEN LLP

Little Rock, Arkansas
October 1, 1999